SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549



                             FORM 8-K


      Current Report Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): June 25, 1996


                KNAPE & VOGT MANUFACTURING COMPANY
      (Exact Name of Registrant as Specified in its Charter)

                             MICHIGAN
          (State or Other Jurisdiction of Incorporation)


            2-18868                                  38-0722920
(Commission File Number)               (I.R.S. Employer Identification No.)


  2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan      49505
      (Address of Principal Executive Offices)               (Zip Code)


                          (616) 459-3311
       (Registrant's Telephone Number, Including Area Code)


                            Not Applicable
     (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Other Events

     Attached as Exhibit 99 is Registrant's Press Release, dated June 25, 1996, announcing Registrant's Proposed Reorganization Plan.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                              KNAPE & VOGT MANUFACTURING COMPANY



Date: June 25, 1996           /s/ Richard C. Simkins
                              Richard C. Simkins, Vice President-Finance,
                              Secretary and Treasurer

NEWS                                 KNAPE & VOGT MFG. CO.
BULLETIN                        2700 Oak Industrial Drive, NE
FROM                                Grand Rapids, MI 49505
FRB                                       616-459-3311
                                   Traded:  OTC-NMS (KNAP)

The Financial Relations Board, Inc.
FOR FURTHER INFORMATION:


AT THE COMPANY:             FRB CHICAGO:             FRB NEW YORK:
Richard C. Simkins          Jack Queeney (general)   Regina Lenihan (analysts)
Exec. VP, CFO, Secretary    312-640-6726             212-661-8030
& Treasurer                 Kathy Brunson (analyst)
616-459-3311                312-640-6696



FOR IMMEDIATE RELEASE
TUESDAY, JUNE 25, 1996

           KNAPE & VOGT ANNOUNCES MAJOR REORGANIZATION;
     CONSOLIDATION OF FACILITIES TO DECREASE EXCESS CAPACITY AND
                    INCREASE SHAREHOLDER VALUE


GRAND RAPIDS, MI, JUNE 25, 1996--Knape & Vogt Manufacturing Company today announced that its Board of Directors has approved a major reorganization plan that focuses on growth of the company's core operations, and increasing shareholder value.

President and Chief Executive Officer, Al Perry, said the restructuring involves:

     the shift of wood production from its Modar unit in Benton Harbor, Michigan to the Hirsh facility in Skokie, Illinois and the subsequent closure of the Modar facility;

     the relocation of manufacturing operations from KV Canada near Toronto, Ontario, Canada to Grand Rapids, Michigan;

     the liquidation of slow moving inventories at Hirsh, KV Canada and the Parent Company, in order to create additional manufacturing and warehousing space, and;

     an early retirement offer to salaried employees at the company's headquarters in Grand Rapids.

     "We looked long and hard at all aspects of our operations in an effort to determine what courses of action were necessary to improve our bottom line and the overall return to our shareholders," said Perry. "The effect of this reorganization will be to reduce our fiscal 1996 after-tax earnings by approximately $2.8 million, or $0.48 per share. By focusing on core operations and maximizing the use of our facilities, we expect that higher margins and earnings will result. Assuming the maintenance of current sales and pricing levels, we believe these changes, when fully implemented, will result in an estimated annual after-tax savings of approximately $2.3 million, or $0.40 per share which would be spread over the next two fiscal years."

     The costs associated with the restructuring plan primarily relate to severance and employee benefit costs ($1,635,000), the write-down of assets to be disposed of to their fair market value ($1,509,000), the elimination of slow moving inventories ($863,000), other costs ($352,000), and an income tax benefit of ($1,534,000). In total, approximately 150 positions will be eliminated at certain facilities and 60 positions will be created at other facilities, for a net elimination of approximately 90 positions related to the restructuring charge. An additional 15 positions were eliminated at Hirsh with the completion in June 1996 of the previously announced consolidation of administrative functions into the Grand Rapids location. Assets at the Benton Harbor and Toronto facilities will be disposed of to eliminate the duplication of operations at various facilities. In order to create warehousing space, standardize packaging and generate cash, some inventory items will be liquidated. Although these changes will not be completed by the end of the fiscal year ending June 30, we decided to commit to make these changes in fiscal 1996 so we could start fiscal 1997 focusing on our new objectives and goals. Our future cash flow from operations should improve because of these changes, and our quarterly cash dividend will not be affected.

     "An examination of our entire structure determined that we had excess capacity," Perry said. "Many of the operations at KV Canada were redundant to those at Grand Rapids where we had made significant investments in modernization of plant and equipment. Shifting the manufacturing operations to Michigan would better utilize the equipment and personnel there and permit us to utilize the Canadian facility for its contract work and a sales office and distribution center for KV, Hirsh and Feeny products manufactured in the U.S."

     "A similar situation exists with our Hirsh and Modar subsidiaries," Perry said. "Hirsh has been operating below capacity, and by relocating wood production from Benton Harbor to Skokie, the utilization rate at that facility will be greatly enhanced. The savings brought about from this reallocation of resources should reduce Hirsh's unit costs and improve profitability. The Benton Harbor plant will be closed by calendar year-end unless a buyer is found for the plant," Perry stated. "We have engaged a business broker in an attempt to sell the Modar plant as a going concern."

     Perry said, "We will eliminate slow moving inventory at Hirsh, KV Canada and the Parent Company to generate cash and provide additional warehouse space that will be required in order to consolidate operations. In following generally accepted accounting principles, this pre-tax expense of approximately $863,000 will be reported as part of cost of sales and will cause a decline in gross margins for the three months and year ended June 30, 1996."

     "We are also implementing an early retirement plan for our salaried employees 55 years of age and older at the Grand Rapids headquarters," Perry said. "We expect the savings from the reductions in salaried personnel will offset this portion of the restructuring expense within a year."

     Knape & Vogt manufactures wall-attached and freestanding shelving and a wide variety of home furnishing items and also derives nearly one-third of its sales from drawer slides for OEM office furniture, kitchen and utility cabinet manufacturers. Knape & Vogt is listed on the NASDAQ National Market under the symbol KNAP.

This news release contains forward-looking statements which reflect management's current view of future events and financial performance. These forward-looking statements are based on many assumptions and factors including costs of raw materials, competitive pricing for products, success of new product introductions and acquisitions, and economic conditions and government regulations in countries where our subsidiaries do business. Many of these factors are discussed in the annual report, on Form 10-K, and other documents filed from time-to-time with the Securities and Exchange Commission. Any changes in such assumptions or factors could product significantly different results.

   For more information on Knape & Vogt Manufacturing Company, simply dial 1-800-PRO-INFO and enter the company code KNAP.